Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-1 of Wildcap Energy Inc., a development stage entity, to be filed with the Securities and Exchange Commission on or about April 7, 2011, of our audit report dated August 13, 2010 and the financial statements as of June 30, 2010 and 2009, and from June 18, 2007 (date of inception), as well as the reference under the caption "Experts."

/s/ Farber Hass Hurley LLP
Farber Hass Hurley LLP
Camarillo, California
April 7, 2011